UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 906-8555

_____________________________________________
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 1, 2011, Harbinger Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum”), JHL Capital Group Master Fund L.P., a Cayman Islands exempted limited partnership (the “JHL Purchaser”), and certain funds and/or accounts managed and/or advised by DDJ Capital Management, LLC (collectively, the “DDJ Purchasers” and together with the Quantum and the JHL Purchaser, the “Initial Purchasers”).  On August 4, 2011, the Company entered into the First Amendment to Securities Purchase Agreement (the “First Amendment to Securities Purchase Agreement”) with the Initial Purchasers and Luxor Capital Partners, LP, a Delaware limited partnership, Luxor Wavefront, LP, a Delaware limited partnership, Luxor Capital Partners Offshore Fund, LP, a Cayman Islands limited partnership, OC 19 Master Fund, L.P. - LCG, a Cayman Islands limited partnership, and GAM Equity Six Inc., a British Virgin Islands company (collectively, the “Luxor Purchasers,” and together with the Initial Purchasers, the “Purchasers”) in order for the Luxor Purchasers to be joined as an Initial Purchaser under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, as amended, the Company agreed to sell an aggregate of 120,000 shares of Series A-2 Participating Convertible Preferred Stock of the Company (the “Preferred Stock”) to the Purchasers at a purchase price of $1,000 per share (the “Purchase Price”), resulting in aggregate gross proceeds to the Company of $120 million (the “Private Placement”).  The proceeds will be used for general corporate purposes, which may include acquisitions and other investments.  All conditions to closing that by their terms are to be satisfied prior to closing were satisfied and the funding of the transaction occurred on August 5, 2011 (the “Closing Date”).

Each share of Preferred Stock is initially convertible at a conversion price of $7.00, which is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, recapitalizations and similar events, as well as in connection with issuances of common stock of the Company (the “Common Stock”) (and securities convertible or exercisable for Common Stock) below the Conversion Price (which adjustment shall be made on a weighted average basis) (the “Conversion Price”).

This Current Report on Form 8-K is not an offer to sell or a solicitation of offers to buy Preferred Stock.  The Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The Company made certain customary representations and warranties concerning the Company and its subsidiaries and provided customary indemnities to the Purchasers.

This description of the Securities Purchase Agreement, as amended, is qualified in its entirety by reference to the Securities Purchase Agreement and the First Amendment to the Securities Purchase Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Securities Purchase Agreement, as amended, contains a number of representations and warranties which the Company and the Purchasers have made to each other.  The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the Company and the Purchasers have exchanged in connection with signing the Securities Purchase Agreement.  This disclosure contains information that has been included in the general prior public disclosures of the Company, as well as additional non-public information.  While we do not believe that this non-public information is required to be publicly disclosed by the Company under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Securities Purchase Agreement.  In addition, these representations and warranties were made as of August 1, 2011. Information concerning the subject matter of the representations and warranties may have changed since August 1, 2011, which subsequent information may or may not be fully reflected in the public disclosures of the Company.  Moreover, representations and warranties are frequently utilized in Securities Purchase Agreement as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements.  Accordingly, persons not party to the Securities Purchase Agreement should not rely on it for any current characterization of factual information about the Company or the Purchasers.

Preferred Stock

The following summary of the terms of the Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Series A-2 Participating Convertible Preferred Stock of Harbinger Group Inc., which was filed with the Delaware Secretary of State on the Closing Date (the “Certificate of Designation”), a form of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Dividends.  The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of 8%.  The Purchase Price of the Preferred Stock will accrete quarterly at an annualized rate of 4% that will be reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value.  The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Common Stock on an as converted basis.

Optional Conversion.  Each share of Preferred Stock may be converted by the holder into Common Stock at any time based on the then applicable Conversion Price.  Until certain regulatory filings are made and approvals are obtained, Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Automatic Conversion/Mandatory Redemption.  On the seventh anniversary of May 13, 2011 (the “Maturity Date”), holders of the Preferred Stock shall be entitled to cause the Company to redeem the Preferred Stock at the Purchase Price per share plus accrued but unpaid dividends.  Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of Common Stock at the Conversion Price then in effect.

Upon a change of control (as defined in the Certificate of Designation) holders of the Preferred Stock shall be entitled to cause the Company to redeem its Preferred Stock at a price per share of Preferred Stock equal to the sum of 101% of the Purchase Price and any accrued and unpaid dividends, including accrued and unpaid cash and accreting dividends for the then current dividend period.

Optional Redemption.  At any time on or after the third anniversary of May 13, 2011, the Company may redeem the Preferred Stock, in whole but not in part, at a price per share equal to 150% of the Purchase Price plus accrued but unpaid dividends, subject to the holder’s right to convert prior to such redemption.

Mandatory Conversion.  On or after the third anniversary of May 13, 2011, the Company may force conversion of the Preferred Stock into Common Stock if the thirty day volume weighted average price of the Company’s Common Stock (“VWAP”) and the daily VWAP exceeds 150% of the then applicable Conversion Price of the Company’s Series A Participating Convertible Preferred Stock for at least twenty trading days out of the thirty trading day period used to calculate the thirty day VWAP.  In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved.

Liquidation Preference.  In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive per share the greater of (i) 150% of the Purchase Price, plus any accrued and unpaid dividends and (ii) the value that would be received if the share of Preferred Stock were converted into Common Stock immediately prior to the liquidation or winding up.

Participation Rights.  Prior to the fifth anniversary of the Issue Date, subject to meeting certain ownership thresholds, certain Purchasers will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as converted basis, in issuances of equity and equity linked securities by the Company.

Tag-Along Rights Amendment.  As an inducement to the Purchasers, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (together, the “Controlling Stockholders”) and CF Turul LLC (the “Fortress Purchaser”), Wilton Re Holdings Limited (the “Wilton Purchaser”), PECM Strategic Funding L.P., Providence TMT Debt Opportunity Fund II, L.P. (and together with PECM Strategic Funding L.P., each a “PECM Purchaser” and collectively, the “PECM Purchasers”, and together with the Fortress Purchaser and the Wilton Purchaser, the “Existing Purchasers”), will, on the Closing Date, amend and restate the tag-along agreement entered into in connection with the sale of Series A Convertible Preferred Stock and agreed to, among other things, grant the Purchasers tag-along rights with respect to private sales of common stock, subject to certain terms and conditions including minimum ownership thresholds for the Purchasers on the same terms as the Existing Purchasers.  The Company will not be party to such agreement.

Voting Rights.  The holders of the shares of the Preferred Stock will be entitled to vote on an as-converted basis with the Company’s holders of Common Stock on all matters submitted to a vote of the holders of Common Stock for all purposes.  Notwithstanding the foregoing, until approval is obtained from certain insurance regulatory authorities, no holder may, at any time, vote more than 9.9% of the total number of votes which may be cast in a general election of a director of the Company.

Consent Rights.  Consent of the holders of Preferred Stock is required before any fundamental change can be made to the Preferred Stock, including changes to the terms of the Preferred Stock with respect to liquidation preference, dividend, or redemption rights.  Consent of the holders of a majority of Preferred Stock is required before, subject to certain exceptions, any material action may be taken with respect to the Preferred Stock including issuing stock senior or pari passu to the Preferred Stock and incurring debt, or permitting a subsidiary to incur debt or selling assets or permitting a subsidiary to sell assets not otherwise permitted by the indenture relating to the Company’s Senior Secured Notes due 2015 (or any replacement thereof).

Other Covenants.  The Certificate of Designation includes additional terms regarding obligations of the Company.  Upon a specified breach event (which shall include an event of default under the indenture relating to the Company’s Senior Secured Notes due 2015, the Company’s failure to pay any dividends for a period longer than 90 days, the Company’s failure to maintain a 1:1 ratio of cash and cash equivalents to fixed charges until March 31, 2012, the Company’s failure to perform certain covenants under the Certificate of Designation, and causing the delisting of its Common Stock) the Company shall be prohibited from making certain restricted payments, incurring certain debt, and entering into certain agreements to purchase debt or equity interests in portfolio companies of Harbinger Capital or its affiliates (other than the Company) or to sell equity interests in portfolio companies of the Company to Harbinger Capital or its affiliates.

Registration Rights Amendment and Joinder

In connection with the Securities Purchase Agreement, and as an inducement to the Purchasers to enter into the Securities Purchase Agreement, the Company and the Existing Purchasers will, on the Closing Date, enter into a Registration Rights Amendment and Joinder with the Purchasers (the “Registration Rights Amendment and Joinder”), extending the registration rights provided in the Registration Rights Agreement, dated May 12, 2011, by and among the Company and the Existing Purchasers, to the Purchasers.

Under the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to cause a registration statement with respect to the Common Stock underlying the Preferred Stock to be filed under the Securities Act of 1933, as amended, by October 10, 2011 and declared effective by January 25, 2012.  The Company has agreed to keep the registration statement effective until all of the Common Stock covered therein has been sold or may be sold without volume or manner of sale restrictions under Rule 144 of the Securities Act.  In connection with the Registration Rights Amendment and Joinder, the Company amended its existing Registration Rights Agreement with Harbinger Capital, dated September 10, 2010.

Certificate of Amendment of Certificate of Designation of Series A Participating Convertible Preferred Stock

In connection with the Securities Purchase Agreement, the Company will amend the existing Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc. adopted on May 12, 2011 (the “Existing Certificate of Designation”) by a Certificate of Amendment of Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc. (the “Certificate of Amendment”), a form of which is attached as Exhibit 4.2. The Certificate of Amendment will be filed with the Delaware Secretary of State, and become effective, 20 calendar days following the mailing of a Schedule 14C Information Statement to the Company’s stockholders.

Item 3.02           Unregistered Sales of Equity Securities.

The sale of the Preferred Stock described in Item 1.01 of this Current Report on Form 8-K are being issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company is basing such reliance upon representations made by each Purchaser, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent.  The Preferred Stock is not being offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).  The Preferred Stock, may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.  The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.03           Material Modification to Rights of Securityholders.

The filing of the Company’s Certificate of Amendment, Certificate of Designation, and the issuance of the Preferred Stock on the Closing Date will affect the holders of the Common Stock to the extent provided for in the Certificate of Amendment and the Certificate of Designation.  The Certificate of Designation and the Certificate of Amendment are attached as Exhibits 4.1 and 4.2 respectively, and incorporated herein by reference in their entirety.  The disclosure under Item 1.01 above is incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders.

Harbinger Capital Partners Master Fund I, Ltd., Global Opportunities Breakaway Ltd., Harbinger Capital Partners Special Situations Fund, L.P., and Wilmington Trust Company (together, the “Common Stockholders”) and the Existing Purchasers approved the Certificate of Amendment by written consents dated August 5, 2011.

Item 9.01           Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit Description
4.1	Certificate of Designation
4.2	Certificate of Amendment
10.1	Securities Purchase Agreement
10.2	First Amendment to Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: August 5, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer